SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2011 (September 21, 2011)

AMBAC FINANCIAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One State Street Plaza, New York, New York 10004

(Address of principal executive offices) (Zip Code)

(212) 668-0340

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 21, 2011, Ambac Financial Group, Inc. (“AFGI”) entered into a Mediation Agreement (the “Mediation Agreement”) with Ambac Assurance Corporation (“AAC”), the Segregated Account of Ambac Assurance Corporation (the “Segregated Account”), the Wisconsin Office of the Commissioner of Insurance (“OCI”), the court-appointed rehabilitator of the Segregated Account (the “Rehabilitator”) and the Official Committee of Unsecured Creditors of Ambac Financial Group, Inc. (the “Creditors Committee”). A copy of the Mediation Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

Pursuant to the Mediation Agreement, AFGI and AAC agreed to enter into an amended and restated tax sharing agreement (the “TSA”), which is intended to be effective on the later of (a) the date on which an order is entered by the Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) confirming AFGI’s chapter 11 plan of reorganization (the “Bankruptcy Plan”) and (b) the date on which a non-stayed order is entered by the Dane County Wisconsin Circuit Court (the “Rehabilitation Court”) approving the transactions contemplated by the Mediation Agreement (such date, the “Effective Date”). The Mediation Agreement provides that the TSA will address certain issues, including, but not limited to, the allocation and use of net operating losses (“NOLs”) by AFGI, AAC and their respective subsidiaries.

Under the TSA, as provided for in the Mediation Agreement, AAC, together with its indirect and direct subsidiaries (the “AAC Subgroup”), is treated as a separate affiliated group for purposes of the allocation and utilization of certain NOLs. The Mediation Agreement contemplates that the TSA will provide that any NOLs generated by the AAC Subgroup determined on a separate company tax basis after September 30, 2011 (the “Determination Date”) will be available for use by the AAC Subgroup at no cost. In general, the Mediation Agreement contemplates that, under the TSA, any NOLs generated by AFGI’s affiliated group (including AAC) for federal tax purposes on or prior to, and existing on, the Determination Date shall be available for use by the AAC Subgroup subject to certain tolling payments by AAC to AFGI provided for in the TSA.

In general, the Mediation Agreement contemplates that pursuant to the TSA, unless and until an event occurs that results in AAC no longer being characterized as a member of AFGI’s affiliated group for federal tax purposes (a “Deconsolidation Event”), a specified amount of NOLs generated by AFGI’s affiliated group for federal tax purposes prior to the Determination Date (“Pre-Determination Date NOLs”) shall be available for use by the AAC Subgroup (the “Allocated NOL Amount”). The Allocated NOL Amount generally will be equal to the lesser of (a) $3.8 billion and (b) the total amount of Pre-Determination Date NOLs less certain amounts of cancellation of indebtedness realized and interest disallowed for federal tax purposes in connection with the consummation of the Bankruptcy Plan.

Under the terms of the TSA, as contemplated by the Mediation Agreement, the AAC Subgroup generally may utilize the Allocated NOL Amount in exchange for certain NOL usage tolling payments that are calculated using a notional federal tax amount based on the amount of federal tax liability that would have been imposed on the AAC Subgroup if such NOLs were not available for its use. The amounts due from AAC to AFGI for the use of such NOLs are determined as a percentage of this notional federal tax liability. The applicable percentage varies based on the amount of NOLs utilized by the AAC Subgroup and is reflected in the following table:

NOL Usage Tier	Allocated NOL Amount	Applicable Percentage
A	The first $0.5 billion	15%
B	The next $1.1 billion after NOL Usage Tier A	40%
C	The next $1.1 billion after NOL Usage Tier B	10%
D	The next $1.1 billion after NOL Usage Tier C	15%

The Mediation Agreement further provides that the AAC Subgroup generally may utilize Pre-Determination Date NOLs in excess of the Allocated NOL Amount beginning on the fifth anniversary of the Effective Date in exchange for tolling payments pursuant to the TSA in an amount equal to 25% multiplied by the aggregate amount of the AAC Subgroup’s federal income tax liability for the taxable year in which the NOLs are utilized that otherwise would have been paid by the AAC Subgroup if such NOLs were not available for its use.

The Mediation Agreement also contemplates that, under the TSA, AFGI and its subsidiaries, other those included in the AAC subgroup (the “AFGI Subgroup”), generally may utilize NOLs otherwise allocable to the AAC Subgroup in exchange for payments to AAC in an amount equal to a specified percentage of the tax liability that would have been imposed on the AFGI Subgroup but for the use of such NOLs.

Pursuant to the Mediation Agreement, the TSA will provide for similar tolling payments from AAC to AFGI for the use of NOLs used to determine the AAC Subgroup’s alternative minimum tax (“AMT”) liability using the same schedule provided for the use of the Allocated NOL Amount. However, the tolling payments for the use of NOLs for AMT purposes shall be subject to certain credits that may be used to offset the amounts due from AAC for the use of such AMT NOLs under the TSA. These credits may be carried forward into future taxable periods to offset future payments under the TSA. The sum of such credits used by the AAC Subgroup to offset tolling payments for AMT NOLs during the term of the TSA may not exceed, in the aggregate, $60 million.

Upon the occurrence of a Deconsolidation Event, the Mediation Agreement generally provides that AFGI generally is required to take all actions permitted by law such that the NOLs of the AAC Subgroup that exist immediately following the Deconsolidation Event will be equal to the NOLs generated and unutilized by the AAC Subgroup following the Determination Date and a specified amount of Pre-Determination Date NOLs allocated to the AAC Subgroup pursuant to the TSA. In addition, AFGI is required to take all actions permitted by law such that no reduction in the tax basis of any asset of the AAC Subgroup will be required pursuant to Treasury Regulation Section 1.1502-36(d)(4)(i)(D), and no reduction in the amount of any deferred deduction will be required pursuant to Treasury Regulation Section 1.1502-36(d)(4)(i)(C). A copy of the form of TSA will be filed when the document is available.

In addition, pursuant to the terms of the Mediation Agreement, AFGI, AAC and their affiliates will enter into an Expense Sharing and Cost Allocation Agreement (the “Cost Allocation Agreement”), which agreement will become effective on the Effective Date. Under the Cost Allocation Agreement, until (and including) the fifth anniversary of the Effective Date, AAC will pay all reasonable operating expenses of AFGI annually in arrears, subject to a $5 million per annum cap. Following the fifth anniversary of the Effective Date, AAC will, only with the approval of the Rehabilitator, pay all reasonable operating expenses of AFGI in arrears, subject to a $4 million per annum cap. AAC’s obligation to reimburse operating expenses of AFGI will terminate upon the earlier to occur of the following events: (i) the conversion of the bankruptcy case to a case under Chapter 7 of the Bankruptcy Code, or the confirmation of a plan of reorganization that entails the liquidation of all or substantially all of AFGI’s assets and the subsequent distribution of the proceeds of such assets to AFGI’s creditors, (ii) the filing of a new petition for relief under chapter 7 or chapter 11 of title 11 of the Bankruptcy Code by AFGI, (iii) AFGI’s taking or refraining from taking any action which impairs the ability of AAC to continue to use NOLs made available for use by AAC as set forth in AFGI’s bankruptcy plan, (iv) the imposition, under Section 382(a) of the Internal Revenue Code of 1986 (the “Code”), of an annual “section 382 limitation” (within the meaning of Section 382(b) of the Code) of $37.5 million or less on the use of NOLs available to the AAC Subgroup, (v) AFGI’s material breach of, or its noncompliance with material obligations under, the Mediation Agreement, the Cost Allocation Agreement, the TSA or the Cooperation Agreement Amendment (as defined below), (vi) a condition to the Closing Date (as defined below) not being able to be satisfied, (vii) at the option of AAC, to the extent that none of the NOLs included in the Allocated NOL Amount remains available for use by the AAC Subgroup, or (vii) the Rehabilitator declining to approve the payment by AAC or the Segregated Account to AFGI of reasonable operating expenses at any time after (but excluding) the fifth anniversary of the Effective Date. In addition, AAC may elect to terminate its obligation to reimburse operating expenses of AFGI to the extent that none of the NOLs included in the Allocated NOL Amount remains available for use by the AAC Subgroup. Until AAC’s obligation to reimburse operating expenses of AFGI has terminated as described above, AFGI may not make any cash distributions to common stockholders if, following such distribution, AFGI would have total unrestricted cash and other liquid assets of less than $5 million. A copy of the form of Cost Allocation Agreement is filed as Exhibit 10.2 to this Form 8-K and is incorporated by reference herein.

Pursuant to the Mediation Agreement, effective on September 21, 2011, AAC and AFG will share all reasonable litigation fees and expenses incurred by AFGI in the adversary proceeding initiated by AFGI in the bankruptcy case against the Internal Revenue Service (the “IRS Dispute”) on the basis of 85% to AAC and 15% to AFGI. In addition, on or about September 27, 2011, AAC will pay to AFGI an amount equal to 85% of all expenses incurred by AFGI from November 1, 2010 (subject to a $2 million credit for amounts already paid by AAC in connection with the IRS Dispute).

Pursuant to the terms of the Mediation Agreement, AFGI, AAC, the Segregated Account and the Rehabilitator will enter into an amendment to the Cooperation Agreement, dated March 24, 2010, between the Segregated Account and AAC (the “Cooperation Agreement Amendment”). Under the Cooperation Agreement Amendment, AFG will grant the Rehabilitator certain rights with respect to tax positions set forth in the filing of federal tax returns. In addition, AAC will provide the Rehabilitator the opportunity to participate in all meetings with AAC management to discuss loss reserves to be included in any statutory financial report and provide all reports provided to AAC management relating thereto. If AAC proposes to make any changes in the assumptions or vendors utilized in determining statutory loss reserves from the prior year’s statutory loss reserves, which changes would cause the difference between (x) AAC statutory reserves determined without such proposed changes to exceed the lesser of (i) $200 million and (ii) 10% of AAC’s statutory reserves determined without such proposed changes, AAC will seek and obtain the approval of its loss reserves from the Rehabilitator. AAC will also submit any changes to its investment policy to the Rehabilitator for approval. The Rehabilitator will also be provided with periodic reports of investment transactions in the ordinary course. The Rehabilitator may recommend changes to the Investment Policy and AAC will consider such recommendations in good faith. In the event that AAC’s rejection of any proposed changes is not reasonable and fair to the interests of AAC and the Segregated Account, or is not protective or equitable to the interests of AAC and the Segregated Account policyholders generally, the Rehabilitator may direct AAC to transfer investment management functions relating to the investment portfolio to a third party jointly chosen by the Rehabilitator and AAC. A copy of the form of Cooperation Agreement Amendment is filed as Exhibit 10.3 to this Form 8-K and is incorporated by reference herein.

On the Effective Date, AAC will transfer to an escrow account $30 million (the “Cash Grant”). On the Closing Date, the Cash Grant will be transferred to AFGI. Under the terms of the TSA, to the extent that AAC makes any payments to AFGI for NOL use, AAC will receive a credit against the first $5 million in payments due under each of NOL Usage Tier A, B and C, as described above, provided that the sum of the credits for all tiers will not exceed $15 million.

On the Closing Date, the Segregated Account will issue $350 million of junior surplus notes to AFGI.

Effective as of the Closing Date, AFG and the members of the Creditors Committee (the “AFG Interests”) will provide an unconditional, full and complete release of OCI, the Rehabilitator, AAC and the Segregated Account, and each of their respective current and former members, shareholders, affiliates, officers, directors, employees and agents, from any and all claims or causes of action of any nature whatsoever that the AFG Interests ever had, now has or can, shall or may have, by reason of any matter, cause or thing occurring prior to the Closing Date. Effective as of the Closing Date, AAC, OCI, the Segregated Account and the Rehabilitator will provide an unconditional, full and complete release of AFG and the members of the Creditors Committee, and each of their current and former members, shareholders, affiliates, officers, directors, employees and agents, from, without limitation, any and all claims or causes of action of any nature whatsoever that such parties ever had, now has or can, shall or may have, by reason of any matter, cause or thing occurring prior to the Closing Date.

The Closing Date will occur no later than 10 business days following the date on which each of the following conditions has been satisfied or waived by each of the parties to the Mediation Agreement:

(i)	entry of a final, non-appealable order by the Rehabilitation Court approving the transactions contemplated by the Mediation Agreement;

(ii)	entry of a final, non-appealable order by the Bankrtupcy Court confirming AFGI’s bankruptcy plan;

(iii)	resolution of the IRS Dispute that does not (a) require the AAC Subgroup to make a payment to the Internal Revenue Service of more than $100 million or (b) reduce the Allocated NOL Amount by more than 10%; and

(iv)	the earliest to occur of the following: (a) the Bankruptcy Court determining that neither an “ownership change” (within the meaning of Section 382 of the Code) (an “Ownership Change”) with respect to AAC nor a Deconsolidation Event occurred during the 2010 taxable year; (b) AFGI and the Internal Revenue Service enter into a pre-filing agreement, prior to the filing of AFGI’s 2011 tax return, by which the Internal Revenue Service agrees that no such Deconsolidation Event or Ownership Change occurred during the 2010 taxable year; or (c) AFGI and the Internal Revenue Service enter into a closing agreement, by which the Internal Revenue Service agrees that no such Deconsolidation Event or Ownership Change occurred during the 2010 taxable year.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

10.1	Mediation Agreement, dated as of September 21, 2011, by and among Ambac, Financial Group, Inc., Ambac Assurance Corporation, the Segregated Account of Ambac Assurance Corporation, the Rehabilitator of the Segregated Account of Ambac Assurance Corporation, the Wisconsin Office of the Commissioner of Insurance and the Official Committee of Unsecured Creditors of Ambac Financial Group, Inc.

10.2	Form of Expense Sharing and Cost Allocation Agreement.

10.3	Form of Amendment No. 1 to Cooperation Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ambac Financial Group, Inc.
(Registrant)

Dated: September 27, 2011

	By:	/s/ Stephen M. Ksenak
Stephen M. Ksenak
General Counsel